EXHIBIT 99.3

                        MARKET HUB PARTNERS STORAGE, L.P.
                        MARKET HUB PARTNERS FINANCE, INC.

                    INSTRUCTIONS TO REGISTERED HOLDER AND/OR
         BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER

                                       FOR

                            TENDER OF ALL OUTSTANDING
                          8 1/4% SENIOR NOTES DUE 2008

                                 IN EXCHANGE FOR
                          8 1/4% SENIOR NOTES DUE 2008

        To Registered Holder and/or Participant of the Book-Entry Transfer
        Facility:

        The undersigned hereby acknowledges receipt of the Prospectus, dated __________ , 1998 (the "Prospectus") of Market Hub Partners Storage, L.P., a Delaware limited partnership ("MHP Storage"), its wholly owned subsidiary Market Hub Partners Finance, Inc., a Delaware corporation ("Finance Corp." and, together with MHP Storage, the "Issuers"), and certain other direct and indirect wholly owned subsidiaries of MHP Storage (the "Subsidiary Guarantors"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Issuers' offer (the "Exchange Offer") to exchange $1,000 principal amount of their 8 1/4% Senior Notes due 2008 (the "Exchange Notes") for each $1,000 principal amount of their 8 1/4% Senior Notes due 2008 (the "Old Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or in the Letter of Transmittal.

        This will instruct you, the registered holder and/or book-entry transfer facility participant, as to action to be taken by you relating to the Exchange Offer with respect to Old Notes held by you for the account of the undersigned.

        The aggregate face amount of the Old Notes held by you for the account of the undersigned is (FILL IN AMOUNT) :

        $                     of the 8 1/4% Senior Notes due 2008
          -------------------

        With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

        [ ] TO TENDER the following Old Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF NOTES TO BE TENDERED, IF ANY): $

        [ ] NOT TO TENDER any Old Notes held by you for the account of the undersigned.

        If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), of any Issuer or of any Subsidiary Guarantor, (ii) the undersigned is not engaged in, does not intend to engage in and has no arrangement or understanding with any person to participate in, the distribution of the Exchange Notes, (iii) the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned and
(iv) the undersigned acknowledges that any person participating in the Exchange Offer with the intention or for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the

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Securities Act in connection with a secondary resale of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer - Resale of Exchange Notes" and (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Old Notes.

                                    SIGN HERE

Name of Beneficial Owner(s):________________________________________________

Signature(s):_______________________________________________________________

Names (please print):_______________________________________________________

Address:____________________________________________________________________
        ____________________________________________________________________
        ____________________________________________________________________

Telephone Number:___________________________________________________________

Taxpayer Identification or Social Security Number:__________________________

Date:_______________________________________________________________________

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